EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S–8 (File Nos. 33–27291, 33–77874, 33–78984, 33–82720, 333–00261, 333–67623, 333–44334 and 333-100196) of Teknowledge Corporation and Subsidiary of our report dated March 23, 2006 relating to the consolidated financial statements which appear in this Annual Report on Form 10-KSB.

/s/Burr, Pilger & Mayer LLP
      Burr, Pilger & Mayer LLP

Palo Alto, California
April 13, 2006

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